UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K Amendment is being filed to amend and restate Items 5.02 and 9.01 of the Current Report on Form 8-K filed by Surna Inc. on February 26, 2015, to correct certain inadvertent errors in Items 5.02 and 9.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, Tom Bollich submitted his resignation as President, Chief Executive Officer, Chairman of the Board and a member of the Board of Directors of Surna Inc. (“Surna” or the “Company”), effective April 15, 2015. Mr. Bollich did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Bryon Jorgenson will succeed Mr. Bollich as Chief Executive Officer of Surna. Mr. Jorgenson, age 52, joined the Company in January 2015 as Chief Operating Officer. He has more than 25 years of experience at the executive-level and engineer in industrial electronics, life sciences and industrial automation systems sectors. His career has focused on business development functions including product commercialization, pre-acquisition due diligence, business integration, management team transition, and operations performance improvement. From 2012 until January 2015, Mr. Jorgenson was the Chief Operations Officer and founder of MIROPEX, LLC, a management consulting organization serving technology-based companies. In that capacity, he was focused on business development functions including product commercialization, pre-acquisition due diligence, business integration, management team transition, and operations performance improvement. Prior to forming MIROPEX, LLC, Mr. Jorgenson was Senior Director of Operations and Engineering at St. Jude Medical’s Cardiovascular Division from 2009 to 2012. In this role, he led several engineering functions comprising over 180 staff members, supported multiple mergers and acquisitions transactions, and established project management office systems and training for SJM-Cardiology Division’s global operations organization. There will be no changes to Mr. Jorgenson’s compensation as a result of his appointment as Chief Executive Officer. For additional information regarding Mr. Jorgenson’s background and compensation, see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of the Company dated February 26, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s current report on Form 8-K filed on February 26, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: March 3, 2015	By:	/s/ Douglas McKinnon
Douglas McKinnon, Executive Vice President and Chief Financial Officer